UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 24, 2017

COLUMBIA BANKING SYSTEM, INC.

(Exact name of registrant as specified in its charter)

Washington

(State or other jurisdiction of incorporation)

000-20288 (Commission File Number)	91-1422237 (IRS Employer Identification No.)

1301 A Street

Tacoma, WA 98402

(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (253) 305-1900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 24, 2017, Columbia Banking System, Inc. (the “Company”) held its 2017 Annual Meeting of Shareholders (the “2017 Annual Meeting”). There were 58,325,968 shares outstanding and entitled to vote at the 2017 Annual Meeting; of those shares, 54,707,247 were present in person or by proxy. The following matters were voted upon at the 2017 Annual Meeting:

1.	The election of ten directors to serve on the Company’s Board of Directors until the 2018 annual meeting or until their successors have been elected and have qualified;

2.	An advisory (non-binding) resolution to approve the compensation of the Company’s named executive officers;

3.	An advisory (non-binding) resolution to approve the frequency of future advisory votes on executive compensation; and

4.	An advisory (non-binding) resolution to appoint Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

The following is a summary of the voting results for the matters voted upon by the shareholders.

1. Election of Directors

Director’s Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
David A. Dietzler	50,974,690	40,444	22,139	3,669,974
Craig D. Eerkes	50,952,069	68,195	17,009	3,669,974
Ford Elsaesser	50,967,030	57,047	13,196	3,669,974
Mark A. Finkelstein	50,982,096	42,932	12,245	3,669,974
John P. Folsom	50,786,599	232,603	18,071	3,669,974
Thomas M. Hulbert	50,776,365	233,749	27,159	3,669,974
Michelle M. Lantow	50,928,661	95,620	12,992	3,669,974
S. Mae Fujita Numata	50,959,907	65,009	12,357	3,669,974
Elizabeth W. Seaton	50,952,423	72,713	12,137	3,669,974
William T. Weyerhaeuser	50,782,271	243,911	11,091	3,669,974

2. Advisory (non-binding) Approval of Executive Compensation

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,671,669	323,262	42,342	3,669,974

3. Advisory (non-binding) Approval of Frequency of Future Advisory Votes on Executive Compensation

1 Year	2 Years	3 Years	Abstentions
42,003,687	250,501	8,755,824	22,265

4. Advisory (non-binding) Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Abstentions	Broker Non-Votes
54,202,553	479,346	25,348	—

Based on the Board of Directors’ recommendation in the proxy statement for the 2017 Annual Meeting and the voting results with respect to the advisory vote on the frequency of future advisory votes on executive compensation, the Company has determined to hold an advisory vote on executive compensation annually.

Item 8.01.	Other Events.

On May 25, 2017, the Company issued a press release announcing that Columbia State Bank (the “Bank”), a wholly-owned subsidiary of the Company, has entered into an agreement with the Federal Deposit Insurance Corporation (the “FDIC”), dated as of May 23, 2017, to terminate all existing loss share agreements by and between the Bank and the FDIC. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are being filed herewith:

Exhibit No.	Description

99.1	Press release dated May 25, 2017 announcing early termination of all FDIC loss share agreements

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2017	COLUMBIA BANKING SYSTEM, INC.

	By:	/s/ Kumi Yamamoto Baruffi
Kumi Yamamoto Baruffi Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated May 25, 2017 announcing early termination of all FDIC loss share agreements